UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 6, 2024

SHIFTPIXY, INC.
(Exact name of registrant as specified in its charter)

Wyoming	47-4211438
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

4101 NW 25th Street, Miami, FL	33142
(Address of principal executive offices)	(Zip Code)

(888) 798-9100

(Registrant's telephone number, including area code)

Commission File No. 001-37954

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PIXY	The Nasdaq Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 6, 2024, Scott Absher, as the holder of 4,750,277 (representing 63.3%) of the outstanding shares of common stock of ShiftPixy, Inc. (the “Company”), approved by written consent the Company’s grant to its Chief Executive Officer of the Option Agreement providing to him a conditional right to receive 5,302,277 shares of the Company’s Preferred Class A Stock. The conditional option is exercisable only following the next succeeding reverse split, if any, of the Company’s shares of common stock, (b) only one time and (c) submission of the notice of exercise and tender to the Company of the par value per share applicable to each of the shares of the Company’s preferred Class A Stock. The Company anticipates completing the reverse split and the Option Agreement will become effective approximately (but not less than) 20 days after the definitive information statement relating to such actions is mailed to shareholders. Mr. Absher is the Company’s chief executive officer.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Form of Option Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHIFTPIXY, INC.

Date: September 9, 2024	By:	/s/ Scott W. Absher
Scott W. Absher
Chief Executive Officer and Chairman

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